EXHIBIT 99.906CERT

I, J. Grayson Sanders, Principal Executive Officer and President, and I, Paul S. Saint-Pierre, Principal Financial Officer, Principal Accounting Officer and Treasurer, of The CNL Funds (the "Trust") each certify that:

1. This Form N-CSR filing for the Trust (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.


By: /s/ J. Grayson Sanders
    -----------------------------------------
    J. Grayson Sanders
    Principal Executive Officer and President

Date: March 4, 2009


By: /s/ Paul S. Saint-Pierre
    -----------------------------------------
    Paul S. Saint-Pierre
    Principal Financial Officer,
    Principal Accounting Officer and Treasurer

Date: March 4, 2009